SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                  Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting on November 6, 2015, the Compensation and Executive Development Committee of the Board of Directors of Twin Disc, Incorporated (the “Company”) approved a 10% reduction in the base salary of the Company’s principal executive officer, and a 6% reduction in the base salaries of the Company’s principal financial officer and other “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K). The new annualized base salaries of the Company’s named executive officers are as follows:

Name and Position	Base Salary

John H. Batten	$450,000
President and Chief
Executive Officer

Jeffrey S. Knutson	$296,100
Vice President – Finance,
Chief Financial Officer,
Treasurer, and Secretary

Dean J. Bratel	$258,500
Vice President – Global Sales
and Marketing

Denise L. Wilcox	$216,200
Vice President – Human Resources

Michael B. Gee	$178,600
Vice President – Engineering

The above reductions in base salary are effective on the pay period that begins November 9, 2015.

At its November 6, 2015 meeting, the Compensation and Executive Development Committee also suspended the FY 2016 Corporate Incentive Plan (“CIP”). The CIP established target bonuses for the named executive officers as a specified percentage of each named executive officer’s base salary based on certain performance criteria. It is not expected that the CIP will be re-established for the 2016 fiscal year.

Item 8.01	Other Events

The Company has taken several additional steps to reduce future expenses.  In addition to the salary reductions affecting named executive officers discussed in Item 5.02 above, two other corporate officers are taking a 6% reduction in their base salaries.  The Company has eliminated 15 salaried positions and will implement a 4% reduction in base salaries and wages of salaried and hourly employees at its Racine headquarters and domestic manufacturing facilities, along with additional temporary layoffs at its Racine operation.  The Company also intends to reduce marketing, travel, and professional service expenses.  The annualized combined expected savings from these actions is approximately $4.3 million. The Company will continue to evaluate global staffing and manufacturing capacity for reorganization opportunities in light of current and forecasted market demand.

These actions follow a fiscal 2015 fourth quarter restructuring plan to reduce costs and improve efficiencies at the Company’s North American manufacturing operations. This restructuring resulted in a reduction of 79 people through a combination of early retirement and reduction in force, resulting in a charge of $3.3 million in the fourth quarter of fiscal 2015. This restructuring action is expected to provide annual cost saving benefits of nearly $6.0 million.

The Company has also executed capital reallocation initiatives, including the sale of its distribution territories in the mid-Atlantic and south east regions of the United States. These divestitures were completed in the third quarter of fiscal 2015 and the first quarter of fiscal 2016, respectively, and generated approximately $5.0 million in capital for investment in new technologies or product line enhancements aimed at generating growth and greater profitability.

The Company remains firmly committed to long term growth, and is confident these cost reduction and capital reallocation initiatives will improve competitiveness as global markets recover. With a strong customer base and outstanding global reputation for technical innovation, product quality and service, the Company is well positioned for future growth.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by the Company on November 9, 2015 regarding the additional activities to further reduce expenses.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 9, 2015	Twin Disc, Inc.

/s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Vice President - Finance, Chief Financial Officer, Treasurer and Secretary